Exhibit 4.6

EXECUTION COPY

AMENDED AND RESTATED GUARANTEE

dated as of May 21, 2026

from

the Guarantors party hereto

to

the beneficiaries listed in Schedule II hereto

-i-

AMENDED AND RESTATED GUARANTEE

This AMENDED AND RESTATED Guarantee, dated as of May 21, 2026 (as amended, modified or supplemented from time to time, this “Guarantee”), from each Person listed in Schedule I hereto (the “Initial Guarantors”) and each other Person that becomes an additional “Guarantor” pursuant to Section 6 after the date hereof (each, an “Additional Guarantor”; together with the Initial Guarantors and each of their successors and permitted assigns, each, a “Guarantor” and, collectively, the “Guarantors”), to the parties listed in Schedule II hereto (together with their successors and permitted assigns, the “Beneficiaries”).

WHEREAS, Wheels Up Partners LLC, a Delaware limited liability company (the “Company”), an affiliate of each Guarantor, has entered into that certain Note Purchase Agreement dated as of November 13, 2024 (the “Series A-1 Note Purchase Agreement”), among the Company, Wheels Up Class A-1 Loan Trust 2024-1 (the “Class A-1 Trust”) and Wilmington Trust, National Association, as subordination agent (the “Subordination Agent”);

WHEREAS, in order to finance the Aircraft, (a) the Company has issued Series A-1 Equipment Notes under the Indenture and (b) the Company will issue the Series B-1 Equipment Notes under the Indenture;

WHEREAS, in order to induce the Class A-1 Trust to purchase the Series A-1 Equipment Notes, the Initial Guarantors delivered the Guarantee, dated as of November 13, 2024 (as amended, supplemented and otherwise modified prior to the date hereof, the “Original Guarantee”) to certain of the Beneficiaries;

WHEREAS, the Company has entered into that certain Note Purchase Agreement dated as of May 21, 2026 (the “Series B-1 Note Purchase Agreement” and, together with the Series A-1 Note Purchase Agreement, the “Note Purchase Agreements”), among the Company, Wheels Up Class B-1 Loan Trust 2024-1 (the “Class B-1 Trust”) and the Subordination Agent, pursuant to which the Class B-1 Trust will purchase the Series B-1 Equipment Notes, on the terms and conditions set forth therein; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the applicable Note Purchase Agreement.

NOW, THEREFORE, in order to induce the Class B-1 Trust to purchase the Series B-1 Equipment Notes, for the continued benefit of the existing Beneficiaries of the Class A-1 Trust and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to amend and restate the Original Guarantee as follows:

 [Amended and Restated Guarantee]

Section 1.              Guarantee.

(a)           Each Guarantor does hereby acknowledge that it is fully aware of the terms and conditions of the Indenture, the Participation Agreement, the Equipment Notes and the transactions and the other documents contemplated thereby, and does hereby irrevocably and fully and unconditionally guarantee, on a joint and several basis as primary obligor and not as surety merely, to the Beneficiaries, as their respective interests may appear, the payment and performance by the Company of all its obligations when due under the Note Purchase Agreements, the Indenture, the Participation Agreement, the Equipment Notes and each other Operative Agreement to which the Company is a party (such obligations of the Company guaranteed hereby being hereafter referred to, individually, as a “Guaranteed Obligation” and, collectively, as the “Guaranteed Obligations”) in accordance with the terms of the Note Purchase Agreements and the Operative Agreements. Each Guarantor does hereby agree that in the event that the Company fails to pay any Guaranteed Obligation when due for any reason (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of the Company, or the disaffirmance with respect to the Company of the Indenture or any other Operative Agreement to which the Company is a party in any such proceeding) after the date on which such Guaranteed Obligation became due and payable and the applicable grace period has expired, the Guarantors, on a joint and several basis, shall pay or cause to be paid forthwith, upon the receipt of notice from the Loan Trustee (such notice to be sent to the Company (to the extent the Loan Trustee is not stayed or prevented from doing so by operation of law) and each Guarantor) stating that such Guaranteed Obligation was not paid when due after the applicable grace period has expired and stating the amount of such Guaranteed Obligation.

(b)           The obligations of each Guarantor hereunder shall not be, to the fullest extent permitted by law, affected by the genuineness, validity, regularity or enforceability (or lack thereof) of any of the Company’s obligations under the Indenture or any other Operative Agreement to which the Company is a party, any amendment, waiver or other modification of any Note Purchase Agreement, the Indenture or such other Operative Agreement (except that any such amendment or other modification shall be given effect in determining the obligations of the Guarantors hereunder), or by any substitution, release or exchange of collateral for or other guaranty of any of the Guaranteed Obligations (except to the extent that such substitution, release or exchange is not undertaken in accordance with the terms of the Operative Agreements) without the consent of any Guarantor, or by any priority or preference to which any other obligations of the Company may be entitled over the Company’s obligations under the Indenture and the other Operative Agreements to which the Company is a party, or by any other circumstance that might otherwise constitute a legal or equitable defense to or discharge of the obligations of a surety or guarantor including, without limitation, any defense arising out of any laws of the United States of America of any State thereof which would excuse, discharge, exempt, modify or delay the due or punctual payment and performance of the obligations of the Guarantors hereunder. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not, to the fullest extent permitted by law, affect the liability of any Guarantor hereunder: (i) the extension of the time for or waiver of, at any time or from time to time, without notice to the Guarantors, the Company’s performance of or compliance with any of its obligations under the Operative Agreements (except that such extension or waiver shall be given effect in determining the obligations of the Guarantors hereunder), (ii) any assignment, transfer, lease or other arrangement by which the Company transfers possession or loses control of the use of any Aircraft, (iii) any defect in the title, condition, design, operation or fitness for use of, or damage to or loss or destruction of, any Aircraft, whether or not due to the fault of the Company, (iv) any merger or consolidation of the Company or any Guarantor into or with any other Person, or any sale, transfer, lease or disposal of any of its assets, (v) any issuance of Additional Series Equipment Notes, or (vi) any change in the ownership of any membership interests of the Company.

 [Amended and Restated Guarantee]

(c)             This Guarantee is an absolute, present and continuing guaranty of payment and performance and not of collection and is in no way conditional or contingent upon any attempt to collect from the Company any unpaid amounts due. Each Guarantor specifically agrees, to the fullest extent permitted by law, that it shall not be necessary or required, and that such Guarantor shall not be entitled to require, that any Beneficiary (i) file suit or proceed to obtain or assert a claim for personal judgment against the Company for the Guaranteed Obligations, or (ii) make any effort at collection of the Guaranteed Obligations from the Company, or (iii) foreclose against or seek to realize upon any security now or hereafter existing for the Guaranteed Obligations, including the Collateral (as defined in the Indenture), or (iv) file suit or proceed to obtain or assert a claim for personal judgment against any other Person liable for the Guaranteed Obligations, or make any effort at collection of the Guaranteed Obligations from any such other Person, or exercise or assert any other right or remedy to which any Beneficiary is or may be entitled in connection with the Guaranteed Obligations or any security or other guaranty therefor, or (v) assert or file any claim against the assets of the Company or any other guarantor or other Person liable for the Guaranteed Obligations, or any part thereof, before or as a condition of enforcing the liability of the Guarantor under this Guarantee or requiring payment of said Guaranteed Obligations by such Guarantor hereunder, or at any time thereafter.

Section 2.             No Implied Third Party Beneficiaries. This Guarantee shall not be deemed to create any right in any Person except a Beneficiary and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other Person.

Section 3.             Waiver; No Set-off; Reinstatement; Subrogation. Each Guarantor waives notice of the acceptance of this Guarantee and of the performance or nonperformance by the Company, demand for payment from the Company or any other Person, notice of nonpayment or failure to perform on the part of the Company, diligence, presentment, protest, dishonor and, to the fullest extent permitted by law, all other demands or notices whatsoever, other than the request for payment hereunder and notice provided for in Section 1 hereof. The obligations of each Guarantor shall be absolute and unconditional and shall remain in full force and effect until satisfaction of all Guaranteed Obligations and, without limiting the generality of the foregoing, to the extent not prohibited by applicable law, shall not be released, discharged or otherwise affected by the existence of any claims, set-off, defense or other rights that such Guarantor may have at any time and from time to time against any Beneficiary, whether in connection herewith or any unrelated transactions. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by any Beneficiary upon the insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding with respect to the Company or otherwise, all as though such payment had not been made. Each Guarantor, by virtue of any payment hereunder to a Beneficiary, shall be subrogated to such Beneficiary’s claim against the Company or any other Person relating thereto; provided, however, that such Guarantor shall not be entitled to receive payment from the Company in respect of any claim against the Company arising from a payment by such Guarantor in the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings relating to the Company, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy proceedings, in which case the Guaranteed Obligations shall be paid and performed in full before any payment in respect of a claim by such Guarantor shall be made by or on behalf of the Company.

 [Amended and Restated Guarantee]

Section 4.             Amendments, Etc. No amendment of or supplement to this Guarantee, or waiver or modification of, or consent under, the terms hereof, shall be effective unless evidenced by an instrument in writing signed by the Guarantors and each Beneficiary against whom such amendment, supplement, waiver, modification or consent is to be enforced.

Section 5.             Payments. All payments by the Guarantors hereunder in respect of any Guaranteed Obligation shall be made in Dollars and otherwise as provided in the Indenture, the Participation Agreement or the relevant Equipment Note in which such Guaranteed Obligation is contained.

Section 6.             Additional Guarantors.

(a)           With respect to any Material Air Carrier Subsidiary (whether in existence on the date hereof or created or acquired after the date hereof, and other than any Initial Guarantor), the Parent shall cause such Material Air Carrier Subsidiary to promptly execute and deliver to the Beneficiaries a joinder and guaranty supplement to this Guarantee in the form attached hereto as Exhibit A (the “Joinder Supplement”), and thereupon such Subsidiary shall become a “Guarantor” for all purposes of the Operative Agreements. As used herein, “Material Air Carrier Subsidiary” means any Subsidiary of the Parent that is a U.S. Air Carrier (as defined in the Indenture) (each, a “Part 135 Subsidiary”) and at the time of determination (i) had assets which, as of the date of the Parent’s most recent quarterly consolidated balance sheet, constituted at least 10% of the Parent’s total assets on a consolidated basis as of such date or (ii) had revenues for the 12 month period ending on the date of the Parent’s most recent quarterly consolidated statement of income which constituted at least 10% of the Parent’s total revenues on a consolidated basis for such period; provided, that neither (y) the assets of all Part 135 Subsidiaries that are not Material Air Carrier Subsidiaries as of the date of the Parent’s most recent quarterly consolidated balance sheet shall exceed 10% of the Parent’s total assets on a consolidated basis as of such date nor (z) revenues of all the Part 135 Subsidiaries that are not Material Air Carrier Subsidiaries for the 12 month period ending on the date of the Parent’s most recent quarterly consolidated statement of income shall exceed 10% of the Parent’s total revenues on a consolidated basis for such period, in which case of clauses (y) and (z), the Parent shall cause one or more such Part 135 Subsidiaries to promptly execute and deliver to the Beneficiaries one or more Joinder Supplements such that following such joinders, the conditions in clauses (y) and (z) no longer apply with respect to all other Part 135 Subsidiaries that are not then Guarantors.

(b)           The Parent represents and warrants to the Beneficiaries that there are no Material Air Carrier Subsidiaries that are not Guarantors as of the date hereof.

 [Amended and Restated Guarantee]

Section 7.             Merger; Consolidation; Transfer of Assets. Each Guarantor agrees not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets to any Person, unless (a) the obligations of such Guarantor are fully assumed by such Person by operation of law or (b) such Person shall execute and deliver to the Beneficiaries an agreement in form and substance reasonably satisfactory to the Beneficiaries containing an assumption by such successor Person of the due and punctual performance and observance of each covenant and condition of the merging Guarantor hereunder.

Section 8.             Integration; Counterparts; Successors and Assigns; Headings. This Guarantee (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Guarantors and the Beneficiaries, with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and (c) shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of, and shall be enforceable by, each of the Beneficiaries to the fullest extent permitted by applicable laws. The headings in this Guarantee are for purposes of reference only, and shall not limit or otherwise affect the meanings hereof.

Section 9.             Notices. All requests, notices or other communications hereunder shall be in writing, addressed as follows:

If to the Guarantors:

c/o Wheels Up Partners LLC

2135 American Way

Chamblee, GA 30341

United States of America

Attention: Chief Legal Officer

Email: legal@wheelsup.com

If to a Beneficiary:

to the address or telecopy number set forth in the Participation Agreement

All requests, notices or other communications shall be given in the manner, and shall be effective at the times and under the terms, set forth in Section 11.7 of the Participation Agreement.

Section 10.            No Waivers. No failure on the part of any Beneficiary to exercise, no delay in exercising, and no course of dealing with respect to, any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise of such right or remedy or the exercise of any other right or remedy.

Section 11.           Severability. To the fullest extent permitted by applicable law, any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or any provision in any other Operative Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

 [Amended and Restated Guarantee]

Section 12.           GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)). THIS GUARANTEE IS BEING DELIVERED IN NEW YORK, NEW YORK.

Section 13.           Amendment and Restatement. The parties hereto hereby agree and consent to the amendment and restatement of the Original Guarantee. This Guarantee amends and restates the Original Guarantee in its entirety and, from and after the date hereof, supersedes the Original Guarantee for all purposes of the Operative Agreements; provided, however, that this Guarantee shall not release or discharge the obligations set forth in the Original Guarantee and shall not impair any continuing obligations in respect of the Class A-1 Trust.

Section 14.           Intercreditor Agreement. The Guarantors, and Beneficiaries hereto, by accepting the benefits hereof, acknowledge that the exercise of the Beneficiaries’ rights and remedies under this Guarantee are subject to the provisions of the Intercreditor Agreement. In the event of any inconsistency between this Guarantee and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall prevail.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

 [Amended and Restated Guarantee]

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed as of the day and year first written above.

WHEELS UP EXPERIENCE INC.

By:	/s/ John Verkamp
	Name:	John Verkamp
	Title:	Chief Financial Officer

WHEELS UP PARTNERS HOLDINGS LLC

By:	/s/ John Verkamp
	Name:	John Verkamp
	Title:	Chief Financial Officer

WHEELS UP PRIVATE JETS LLC

By:	/s/ John Verkamp
	Name:	John Verkamp
	Title:	Chief Financial Officer

[Signature Page to Amended and Restated Guarantee]

[Amended and Restated Guarantee]

SCHEDULE I
TO AMENDED AND RESTATED GUARANTEE

INITIAL GUARANTORS

Wheels Up Experience Inc.

Wheels Up Partners Holdings LLC

Wheels Up Private Jets LLC

Schedule I

 [Amended and Restated Guarantee]

SCHEDULE II
TO AMENDED AND RESTATED GUARANTEE

BENEFICIARIES

Wilmington Trust, National Association, as Loan Trustee

Wheels Up Class A-1 Loan Trust 2024-1, as Class A-1 Trust

Wheels Up Class B-1 Loan Trust 2024-1, as Class B-1 Trust

Wilmington Trust, National Association, as Subordination Agent

Each Lender party to the Loan Agreement

Schedule II

 [Amended and Restated Guarantee]

EXHIBIT A

FORM OF JOINDER AND GUARANTY SUPPLEMENT

JOINDER AND GUARANTY SUPPLEMENT, dated as of [__], 20[__], made by the signatory hereto (the “Joining Entity”), in favor of each of the Beneficiaries under the Amended and Restated Guarantee, dated as of May [__], 2026 (as amended, supplemented or modified from time to time, the “Guarantee”), among the Initial Guarantors and each other Person that becomes a “Guarantor” under thereunder as an Additional Guarantor from time to time. Unless otherwise defined herein, terms used but not defined herein shall have the meanings given to them in the Guarantee.

W I T N E S S E T H:

WHEREAS, the Joining Entity wishes to become a party to the Guarantee as an “Additional Guarantor”; and

WHEREAS, this Joinder Agreement is entered into pursuant to Section 6 of the Guarantee.

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

1.               The Joining Entity hereby acknowledges that it has received and reviewed a copy of the Guarantee, and agrees as follows: Effective as of the date first above written the Joining Entity shall become a party to the Guarantee as an “Additional Guarantor”. The Joining Entity hereby irrevocably and fully and unconditionally guarantees, on a joint and several basis as primary obligor and not as surety merely, to the Beneficiaries, as their respective interests may appear, the payment by the Company of the Guaranteed Obligation in accordance with the terms of the Operative Agreements. In addition, the Joining Entity makes the representations and warranties made by a Guarantor in the Guarantee and confirms that it is bound by all covenants, agreements and acknowledgments attributable to a Guarantor in the Guarantee.

2.               THIS JOINDER AND GUARANTY SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)). THIS JOINDER AND GUARANTY SUPPLEMENT IS BEING DELIVERED IN NEW YORK, NEW YORK.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

Exhibit A

 [Amended and Restated Guarantee]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder and Guaranty Supplement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

[JOINING ENTITY], as an Additional Guarantor

By:
Name:
Title:

Exhibit A